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                                                                    Exhibit 23.3


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use of our reports included herein and to the reference to our firm under the headings "Independent Certified Public Accountants" and "Unaudited Selected Historical and Unaudited Pro Forma Financial Data" in the registration statement.



                                                    KPMG Peat Marwick LLP


Dallas, Texas
 April 30, 1997